Exhibit 10(f)

                            INVESTOR RIGHTS AGREEMENT
                            -------------------------

         THIS INVESTOR RIGHTS AGREEMENT (the "Agreement") is entered into as of the 13th day of February, 1996, by and among Tracer Design, Inc., an Arizona corporation (the "Company") and Wasatch Venture Corporation and Newtek Ventures II, L.P. (each of which is referred to herein as an "Investor").

                                    RECITALS

         The Company and the Investors are entering into a Series A Preferred Stock Purchase Agreement of even date herewith, pursuant to which the Company shall sell, and the Investors shall acquire, shares of the Company's Series A Preferred Stock (the "Shares").

         NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties agree as follows:

                                    SECTION 1

                         Restrictions on Transferability
                         -------------------------------
                               Registration Rights
                               -------------------

         1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                  "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  "Conversion Shares" means the Common Stock issued or issuable upon conversion of the Shares.

                  "Holder" shall mean the Investors and any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section 1. 14 hereof.

                  "Initiating Holders" shall mean the Investors or transferees of the Investors under Section 1.14 hereof who in the aggregate are Holders of not less than twenty percent (20 %) of the Registrable Securities.
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                  The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                  "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 1.5, 1.6 and 1.7 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

                  "Registrable Securities" means (a) the Shares; (b) the Conversion Shares; and (c) any Common Stock of the Company issued or issuable in respect of the Shares or Conversion Shares or other securities issued or issuable with respect to the Shares or Conversion Shares upon any stock split, stock dividend, recapitalization, or similar event, or any Common Stock otherwise issued or issuable with respect to the Shams or Conversion Shares; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (x) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (y) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under
Section 4(l) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

                  "Restricted Securities" shall mean the securities of the Company required to bear the legend set forth in Section 1.3 hereof.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar or successor federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and all fees and disbursements of counsel for the Holders (as limited by Section 1.9).

         1.2 Restrictions. The Shares and the Conversion Shares shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. The Investors will cause any proposed purchaser, assignee, transferee or pledgee of the Shares and the Conversion Shares to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

         1.3 Restrictive Legend.  Each certificate  representing (a) the Shares,
(b) the Conversion Shares, and (c) any other securities issued in respect of the securities referenced in
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clauses  (a) and (b) upon any stock  split,  stock  dividend,  recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 1.4 below) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT."

         "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY."

                  Each Investor and Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 1.

         1.4 Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 1. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied at such holder's expense by either (a) an unqualified written opinion of legal counsel who shall, and whose legal opinion shall be, reasonably satisfactory to the Company, addressed to the Company, to the effect that the
proposed  transfer  of  the  Restricted   Securities  may  be  effected  without
registration or qualification under the Securities Act and applicable state "blue sky" statutes, rules and regulations ("Blue Sky Laws"), or (b) a "no action" letter from the Commission and applicable state "blue sky" regulators (the "Regulators") to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission or the Regulators that action be taken with respect thereto, or (c) any other evidence reasonably satisfactory to counsel to the Company, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. The Company will not require such a legal opinion or "no action" letter (x) in any transaction in compliance with Rule 144 and
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applicable state counterparts, (y) in any transaction in which an Investor which is a corporation distributes Restricted Securities after six (6) months after the purchase thereof solely to its majority owned subsidiaries or affiliates for no consideration, or (z) in any transaction in which an Investor which is a partnership distributes Restricted Securities after six (6) months after the
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
purchase thereof solely to partners thereof for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Section 1, and provided that with respect to (y) and (z) the Company is provided with a legal opinion meeting the standards described above to the effect that such proposed transfer may be effected without registration or qualification under applicable Blue Sky Laws. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legends set forth in this
Section 1, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

         1.5 Requested Registration.

                  (a) Request for Registration. In case the Company shall receive from Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to the Registrable Securities, the Company will:

                           (i)  promptly  give  written  notice of the  proposed
registration, qualification or compliance to all other Holders; and

                           (ii) as soon as practicable,  use its best efforts to
effect such registration, qualification or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of the written notice from the Company;

provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this
Section 1.5:

                                    (A) In any particular  jurisdiction in which
the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                                    (B) Prior to the earlier of (1) one (1) year
following the effective date of the first public offering of the Common Stock of the Company to the general public which is effected pursuant to a registration statement filed with, and declared effective by, the Commission under the Securities Act (the "Initial Public Offering") and (2) six (6) years from the date of this Agreement.
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                                    (C) After the Company has  effected  two (2)
such registrations pursuant to this subparagraph 1.5(a), each such registration has been declared or ordered effective and the securities offered pursuant to each such registration have been sold; or

                                    (D) If the request of the Initiating Holders
applies to less than 20% of the Registrable Securities held by such Holders (unless the anticipated gross proceeds to be received by such Holders exceed $500,000).

         Subject to the foregoing clauses (A) through (D), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders.

                  (b) Underwriting . In the event that a registration pursuant to Section 1.5 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to
Section 1.5(a)(i).  The right of any Holder to registration  pursuant to Section
1.5 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 1.5 and the inclusion of such Holder's Registrable Securities in the underwriting, to the extent requested and provided herein.

         The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders (which managing underwriter shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 1.5, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten (including reducing the number of shares of Registrable Securities to be underwritten to zero), then the Company shall so advise all Holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting (if any) shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

         If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to ninety (90) days (one hundred eighty (180) days in the case of the Company's Initial Public Offering) after the date of the final prospectus used in such public offering.
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
         1.6 Company Registration.

                  (a) Notice of Registration. If at any time or from time to time, the Company shall determine to register any of its securities, either for its own account or the account of a security holder other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Commission Rule 145 transaction, the Company will:

                           (i)  promptly  give to  each  Holder  written  notice
thereof, and

                           (ii)  include in such  registration  (and any related
qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made within twenty (20) days after receipt of such written notice from the Company by any Holder, but only to the extent that such inclusion will not diminish the number of securities included by the Company or by holders of the Company's securities who have demanded such registration.

                  (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.6(a)(i). In such event, the right of any Holder to registration pursuant to Section 1.6 shall be conditioned upon such Holder's participa tion in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company (or by the
holders   who  have   demanded   such   registration,   as  the  case  may  be).
Notwithstanding any other provision of this Section 1.6, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in the registration and underwriting (including a reduction to zero), on a pro rata basis based on the total number of securities (including, without limitation, Registrable Securities) entitled to registration pursuant to registration rights granted to the participating holders by the Company; provided, however, no such reduction may reduce the number of securities being sold by the Company for its own account. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder or other holder to the nearest 100 shares. If any Holder or other holder disapproves of the terms of any such underwriting, he or she may elect to
withdraw   therefrom  by  written   notice  to  the  Company  and  the  managing
underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to ninety (90) days (one hundred eighty (180) days in the case of the Company's Initial Public Offering) after the date of the final prospectus included in the registration statement relating thereto.
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                  (c) Right to Terminate  Registration.  The Company  shall have the right to terminate or withdraw any  registration  initiated by it under this
Section 1.6 prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration.

         1.7 Registration on Form S-3.

                  (a) If any Holder or Holders of Registrable Securities requests that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities, the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $500,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form; provided, however, that the Company shall not be required to effect more than two registrations pursuant to this Section 1.7 in any twelve (12) month period. The Company will (i) promptly give written notice of the proposed registration to all other Holders, and (ii) as soon as practicable, use its best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of written notice from the Company. The substantive provisions of Section 1.5(b) shall be applicable to each registration initiated under this Section 1.7.

                  (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 1.7: (i) in any particular jurisdiction in which the Company would be required to execute a general consent
to  service  of  process  in  effecting  such  registration,   qualification  or
compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) during the period starting with the date sixty (60) days prior to the filing of, and ending on the earlier of (x) one year from the date sixty (60) days prior to the Company's date of filing of, or (y) a date six (6) months following the effective date of, a registration statement (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or
(iii) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company or its shareholders for registration statements to
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be filed in the near  future,  then  the  Company's  obligation  to use its best efforts to file a registration statement shall be deferred for a period not to exceed one hundred twenty (120) days from the receipt of the request to file such registration by such Holder or Holders.

         1.8 Limitations on Subsequent "Piggyback" Registration Rights; Acknowledgment of Previous Grants. From and after the date hereof, the Company shall not, without the consent of the holders of at least 50 % of the Shares or the Common Stock issued upon conversion thereof, enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities unless (a) such new registration rights, including market standoff obligations, are on a pari passu basis with those rights of the Holders hereunder or (b) such new registration rights, including market standoff obligations, are subordinate to the registration rights granted Holders in Section 1.6 hereof. Holder acknowledges that the Company has previously granted to the holders of certain warrants to purchase Common Stock of the Company "piggyback" registration rights. A copy of the form of such grants is attached hereto as Exhibit A to this Agreement. Holder acknowledges that the "piggyback" registration rights of Holder pursuant to this Agreement are consistent with and subject to the rights and priorities set forth in Section 8 of Exhibit A attached hereto.

         1.9 Expenses of Registration. All Registration Expenses incurred in connection with any registration pursuant to Sections 1.5, 1.6 and 1.7 in any such registration (other than expenses in excess of $15,000 of any special audit required in connection with a registration pursuant to Section 1.5, which shall be borne by the Holders of Registrable Securities pro rata on the basis of the number of shares to be registered) shall be borne by the Company, provided that the Company shall not be required to pay the Registration Expenses of any registration proceeding begun pursuant to Section 1.5, the request of which has been subsequently withdrawn by the Initiating Holders. In such case, (i) the Holders of Registrable Securities to have been registered shall bear all such Registration Expenses pro rata on the basis of the number of shares to have been registered, and (ii) the Company shall be deemed not to have effected a registration pursuant to subparagraph 1.5(a) of this Agreement. Notwithstanding the foregoing, however, if at the time of the withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request, of which the Company had knowledge at the time of the request, then the Holders shall not be required to pay any of said Registration Expenses. In such case, the Company shall be deemed not to have effected a registration pursuant to subparagraph 1.5(a) of this Agreement. Unless otherwise stated, all other Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of the registered securities included in such registration pro rata on the basis of the number of shares so registered.

         1.10 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:
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                  (a)  Prepare  and file  with  the  Commission  a  registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least ninety (90) days or until the distribution described in the registration statement has been completed; and

                  (b) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

         1.11 Indemnification.

                  (a) The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this
Section 1, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each, of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

                  (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and
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
liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein.

                  (c) Each party entitled to indemnification  under this Section
1.11 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemni fied Party may participate in such defense at such party's expense; provided, however, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         1.12 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.

         1.13 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted

Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

                  (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act");

                  (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                  (c) So long as an Investor owns any Restricted Securities, to furnish to the Investor forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public) and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as an Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing an Investor to sell any such securities without registration.

         1.14 Transfer of Registration Rights. The rights to cause the Company to register securities granted Investors under Sections 1.5, 1.6 and 1.7 may be assigned to a transferee or assignee reasonably acceptable to the Company in connection with any transfer or assignment of Registrable Securities by an Investor (together with any affiliate); provided that (a) such transfer may otherwise be effected in accordance with applicable securities laws, (b) written notice of such assignment is given to the Company and (c) the Registrable Securities to be assigned or transferred represent at least one percent (1%) of the outstanding capital stock of the Company on the date of transfer.

         1.15 Market Standoff Agreement. Each Holder agrees in connection with any registration of the Company's securities (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan) that, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, pledge, hypothecate, or otherwise dispose of any Registrable Securities (other than those included in the registration) or other capital stock of the Company or securities exchangeable or convertible into capital stock of the Company without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days from the date of the final prospectus used in such registration) as may be requested by the Company or such managing underwriters, provided, that the officers and directors of the Company who own stock of the

Company also agree to such restrictions. The certificates for the Shares shall contain, for so long as such market standoff provision remains in place, a legend in substantially the following form:

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER INCLUDING A MARKET STANDOFF AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL SHAREHOLDER THAT PROHIBITS SALE OR TRANSFER OF SUCH SHARES FOR A PERIOD OF UP TO 180 DAYS FOLLOWING THE DATE OF THE FINAL PROSPECTUS FOR THE INITIAL PUBLIC OFFERING OF THE ISSUER'S COMMON STOCK. A COPY OF THE AGREEMENT IS ON FILE WITH THE SECRETARY OF THE ISSUER.

         1.16 Termination of Rights. The rights of any particular Holder to cause the Company to register securities under Sections 1.5, 1.6 and 1.7 shall terminate with respect to such Holder on the earlier of (i) the date when such securities may be sold during a one-year period pursuant to Rule 144 (but not Rule 144A) or similar or successor Rule and (ii) the date seven (7) years after the effective date of the Company's Initial Public Offering.

                                    SECTION 2

                              Right of First Offer
                              --------------------

         2.1 Investors' Right of First Offer.

                  (a) Right of First Offer. Subject to the terms and conditions contained in this Section 2.1, the Company hereby grants to each Investor the right of first offer to purchase its Pro Rata Portion (as defined below) of any New Securities (as defined in subsection 2.1 (b)) which the Company may, from time to time, propose to sell and issue. An Investor's "Pro Rata Portion" for purposes of this Section 2.1 is the ratio that (x) the sum of the number of shares of the Company's Common Stock then held by such Investor and the number of shares of the Company's Common Stock issuable upon conversion of the Preferred Stock then held by such Investor bears to (y) the sum of the total number of shares of Company's Common Stock then outstanding and the number of shares of the Company's Common Stock issuable upon conversion of the then outstanding Preferred Stock.

                  (b) Definition of New Securities. Except as set forth below, "New Securities" shall mean any shares of capital stock of the Company, including Common Stock and Preferred Stock, whether authorized or not, and rights, options or warrants to purchase said shares of Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible into shares of Common Stock or Preferred Stock. Notwithstanding the foregoing, "New Securities" does not include (i) the Shares or the Conversion Shares, (ii) securi-ties offered to the public generally pursuant to a registration statement under the Securities Act, (iii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or shares or other reorganization whereby the Company or its shareholders own not less than a majority of the voting power of the surviving or successor corporation, (iv) shares of the Company's Common Stock or related options convertible into or exercisable for such Common Stock issued to employees, officers and directors of, and consultants, customers, and vendors to, the Company, pursuant to any arrangement approved by the Board of Directors of the Company, (v) shares of the Company's Common Stock or related options convertible into or exercisable for such Common Stock issued to any bank, equipment lessor or other similar financial institution or corporate strategic partner if and to the extent that the transaction in which such sale or grant is to be made is approved by the Company's Board of Directors, (vi) stock issued pursuant to any rights or agreements, including, without limitation, convertible securities, options and warrants, provided that the Company shall have complied with the right of first offer established by this Section 2.1 with respect to the bona fide initial sale or grant by the Company of such rights or agreements, or (vii) stock issued in connection with any stock split, stock dividend or recapitalization by the Company.

                  (c) Notice of Right. In the event the Company proposes to undertake an issuance of New Securities, it shall give each Investor written notice of its intention, describing the type of New Securities and the price and terms upon which the Company proposes to issue the same. The Investors shall have fifteen (15) days from the date of any such notice to agree to purchase shares of such New Securities (up to the amount referred to in subsection 2.1
(a)), for the price and upon the terms specified in the notice, by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

                  (d) Exercise of Right. If any Investor exercises its right of first offer hereunder, the closing of the purchase of the New Securities with respect to which such right has been exercised shall take place within thirty
(30) calendar days after the Investor gives notice of such exercise, which period of time shall be extended in order to comply with applicable laws and regulations. Upon exercise of such right of first offer, the Company and the Investor shall be legally obligated to consummate the purchase contemplated thereby and shall use their best efforts to secure any approvals required in connection therewith.

                  (e) Lapse and Reinstatement of Right. In the event an Investor fails to exercise the right of first offer provided in this Section 2.1 within said fifteen (15) day period, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) to sell the New Securities not elected to be purchased by such Investor at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Company's notice. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within sixty (60) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Investors in the manner provided above.

                  (f) Assignment. The right of the Investors to purchase any part of the New Securities may be assigned in whole or in part to any partner, subsidiary, affiliate or shareholder of the Investors, or other person or organization who acquires at least one percent (1%) of the outstanding capital stock of the Company.

         2.2 Termination of Right of First Offer. The right of first offer granted under Section 2.1 of this Agreement shall terminate on and be of no further force or effect upon the closing of a firmly underwritten public offering on Form S-1 (or successor form) and resulting in aggregate gross proceeds to the Company of at least $5,000,000 (a "Qualifying Public Offering").

                                    SECTION 3

                      Affirmative Covenants of the Company
                      ------------------------------------

         The Company hereby covenants and agrees as follows:

         3.1 Financial Information. So long as an Investor is a holder of 50,000 Shares or shares of Common Stock issued upon the conversion thereof (as adjusted for any stock splits, consolidations and the like), the Company will furnish to such Investor the following reports:

                  As soon as practicable after the end of each fiscal year, and in any event within one hundred twenty (120) days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and compiled by independent public accountants selected by the Company; and

                  As soon as  practicable,  but in any event  within  forty-five
(45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited profit or loss statement, schedule as to the sources and application of funds for such fiscal quarter and an unaudited balance sheet and a statement of shareholder's equity as of the end of such fiscal quarter and a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the number of common shares issuable upon conversion or exercise of any outstanding securities convertible or exercisable for common shares and the exchange ratio or exercise price applicable thereto, all in sufficient detail as to permit the Investor to calculate its percentage equity ownership in the Company.

         3.2 Inspection. The Company shall permit each Investor, at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor, provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

         3.3 Proprietary Information Agreement. The Company shall require each person employed by the Company who shall, in the ordinary course of their employment, have access to the Company's confidential and proprietary information, to execute a proprietary information agreement in substantially the form previously provided to the Investors.

         3.4 Board of Directors. Effective as of the Closing (as such term is defined in Section 1.2 of the Series A Preferred Stock Purchase Agreement of even date herewith), the Board of Directors shall consist of Chad Little, Todd Stevens, Lonnie Whittington, Jim Layne, John Hall and Mike Turico, with one additional director seat to be filled as determined by the Board of Directors. Each of the Investors and the Founder's signatory to this Agreement covenants to vote all shares held by them in such a manner as to limit the size of the Company's Board of Directors to no more than seven (7).

         3.5 Termination of Covenants. The covenants set forth in this Section 3 shall terminate on, and be of no further force or effect after, the earlier of the date the holders of a majority of the Shares so agree or the date on which the Company is required to file reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

                                    SECTION 4

                                  Miscellaneous
                                  -------------

         4.1 Assignment. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.

         4.2 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

         4.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Arizona as applied to agreements entered into and performed in the State of Arizona solely by residents thereof.

         4.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         4.5 Notices. Any notice required or permitted by this Agreement shall be in writing shall be sent by prepaid registered or certified mail, return receipt requested, addressed to the other party at the address shown below or at such other address for which such party gives notice hereunder. Such notice shall be deemed to have been given four (4) days after deposit in the mail, postage prepaid.

         4.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be enforceable in accordance with its terms.

         4.7 Amendment and Waiver. Any provision of this Agreement may be amended with the written consent of the Company and the Holders of at least a majority of the outstanding shares of the Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of Registrable Securities and the Company. In addition, the Company may waive performance of any obligation owing to it, as to some or all of the Holders of Registrable Securities, or agree to accept alternatives to such performance, without obtaining the consent of any Holder of Registrable Securities. In the event that an underwriting agreement is entered into between the Company and any Holder, and such underwriting agreement contains terms differing from this Agreement, as to any such Holder the terms of such underwriting agreement shall govern.

         4.8 Rights of Holders. Each holder of Registrable Securities shall have the absolute right to exercise or refrain from exercising any right or rights that such holder may have by reason of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Agreement, and such holder shall not incur any liability to any other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

         4.9 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of the other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

         4.10 Arbitration. Any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement shall be resolved exclusively by binding arbitration in Phoenix, Arizona, in accordance with the rules then in effect of the American Arbitration
Association. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction. The Company and the Investors, as a group, shall each pay one-half of the costs and expenses of such arbitration, and each of them shall separately pay their counsel fees and expenses.

         IN WITNESS WHEREOF, the parties have this Agreement as of the date first above written.

TRACER DESIGN, INC.                          WASATCH VENTURE CORPORATION


By: /s/ Chad M. Little                       By: /s/ Todd J. Stevens
    -------------------------                    -----------------------------
Title: President                             Title: Secretary and Treasurer
       ----------------------                       --------------------------


NEWTEK VENTURES II, L.P.


By: /s/ John Hall
    -------------------------
Title: General Partner
       ----------------------


As to Section 3.4 only


/s/ Chad M. Little
-----------------------------
Chad M. Little


/s/ Lonnie A. Whittington
-----------------------------
Lonnie A. Whittington


/s/ James A. Layne
-----------------------------
James A. Layne

                                    EXHIBIT A

                             Section 8 from Warrants

         8. Registration Rights; Lockup Letter. (a) If at any time prior to the expiration date of this Warrant, the Company proposes to register any of its securities under the Securities Act, whether or not for sale for its own account, on a form and in a manner which would permit registration of shares of common stock for sale to the public under the Securities Act, it will each such time give prompt written notice to the Holder of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration, and upon the written request of the Holder delivered to the Company within 30 days after the giving of any such notice (which request shall specify the shares of Common Stock intended to be disposed of by the Holder and the intended method of disposition thereof), the Company will take every reasonable effort to effect the registration under the Securities Act, subject to Sections 8(b) and (c) below, of all shares of Common Stock which the Company has been so requested to register by the Holder to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the shares of Common Stock so to be registered, provided that:

                  (i) if, at any time after giving such written notice of its intention to register any of its securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to the Holder and thereupon shall be relieved of its obligation to register any shares of Common Stock in connection with such registration;

                  (ii) the Company shall not be obligated to effect any registration of shares of Common Stock under this Section incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans, employee stock ownership plans or stock option plans, thrift plans, pension plans or other employee benefit plans; and

                  (iii) the Company shall not be obligated to effect any registration of shares of Common Stock to the extent such shares are validly excluded from an underwritten distribution pursuant to Section 8(c) below.

         (c) If the managing underwriter for a firm commitment underwritten registration advises the Company and the Holder of Common Stock that, in the underwriter's opinion, the total amount of securities proposed to be sold in such registration exceeds the amount of securities that can be sold in such an offering without negatively affecting the offering or its price, then the number of outstanding shares of Common Stock proposed to be included in such offering by persons other than the Company and/or a stockholder exercising so-called "demand" registration rights (but including Holder) shall be reduced pro rata among the holders of all such Common Stock. Expenses of all registrations (excluding underwriting discounts and fees, commissions and transfer taxes) shall be paid by the Company, including the reasonable fees and disbursements for one counsel for all non-Company sellers as a group.

         (d) It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Section 8 in respect of the Warrant Shares which are to be registered at the request of Holder that Holder shall furnish to the Company such information regarding the Common Stock held by Holder and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

         (e) The Company shall not, without the Holder's written consent, and the written consent of any Warrant Shares issued and outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that purports to grant "piggy back" registration rights unless such rights are consistent with and expressly made subject to the rights and priorities set forth in this Section 8.

         (f) The Company will indemnify and hold harmless each Holder, each of its managers, members, officers, directors, partners and agents, with respect to each registration, qualification and compliance effected pursuant to this
Section 8 pursuant to an indemnity agreement or agreements in customary form. Holder will indemnify and hold harmless the Company (and the underwriters if requested) and their control persons with respect to any information provided by Holder for inclusion in a registration statement, pursuant to an indemnity agreement or agreements in customary form.

         (g) Holder agrees to execute and deliver to the underwriters in connection with any Company-initiated firm commitment underwritten offering and registration a "lock-up" letter requested, if at all, by such underwriters, regarding limitations on the transfer by Holder of Common Stock for a period after effectiveness of such registration provided such "lock-up" letter is on the same terms and conditions as are requested by the underwriters from all other selling shareholders.
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